SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 18549

SCHEDULE 14C
(Rule 14C-101)

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

True Product ID, Inc.
(Name of Registrant as Specified In Charter)

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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True Product ID, Inc.
1615 Walnut Street, 3rd Floor
Philadelphia, PA  19103
(215) 972-6999

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUTSTANDING SHARES OF COMMON STOCK AND PREFERRED STOCK VOTING TOGETHER AS A SINGLE CLASS.  A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

This Information Statement has been mailed on or about June 8, 2009 to stockholders of record on June 3, 2009 (the “Record Date”) in connection with actions described in this Information Statement to be taken by the written consent of the holders of a majority of the voting power of the Company in lieu of a special meeting.  The actions to be taken pursuant to the written consent action shall be effective 20 days after the filing of this definitive information statement.  The Company anticipates the consent action will be effective on or about June 29, 2009.

Under the Delaware General Corporation Law and the Company’s bylaws, stockholder action may be taken by written consent without a meeting of stockholders.  The written consent of the holders of a majority of the company’s outstanding common stock and preferred stock, voting together as a single class is sufficient under the Delaware General Corporation Law, the Company’s certificate of incorporation as amended, and the Company's bylaws, as amended, to approve the actions described in this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS THE NOTICE REQUIRED BY SECTION 228(e) OF THE DELAWARE GENERAL CORPORATION LAW.

By Order of the Board of Directors

/s/ Michael J. Antonoplos , Secretary
June __, 2009

Information about the written consent in lieu of a Special Meeting

What actions will be taken by the written consent of the holders of a majority of the voting power of the Company in lieu of a special meeting?

The holders of a majority of the voting power of the Company have executed a written consent of stockholders in lieu of a special meeting with respect to following matters:

1.	Approval of a sale of assets to Saddington Limited as described on pages 4 through 6 of this Information Statement.

THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF THE COMPANY HAVE EXECUTED A WRITTEN CONSENT ACTION ADOPTING AND APPROVING EACH OF THESE ACTIONS EFFECTIVE 20 DAYS AFTER THE FILING OF THIS DEFINITIVE INFORMATION STATEMENT.  THE EFFECTIVE DATE OF THE STOCKHOLDER CONSENT IS EXPECTED TO BE JUNE 29, 2009.

How many votes are required to adopt the actions?

The approval of the sale of assets to Saddington Limited requires the consent of the holders of a majority of the voting power of the Company.

As of June 3, 2009, the Company had 38,064,390 shares of common stock, 20,000 shares of Series A Preferred Stock, and 1,000,000 shares of Series B Preferred Stock outstanding.  Holders of common stock and preferred stock vote together as a single class, with each share of common stock being entitled to one vote, each share of Series A Preferred Stock being entitled to 1,000 votes, and each share of Series B Preferred Stock being entitled to 1,000 votes for total voting shares of 1,058,064,390.  The holders of a majority of the voting power of the Company have executed a written consent in lieu of a special meeting which is effective 20 days after the filing of this definitive information statement.  The Company anticipates the consent action will be effective on or about June 29, 2009, as a result all actions described in this Information Statement will be effected on or about June 29, 2009 or as soon thereafter as practicable.

Am I entitled to dissenter's rights?

The Delaware General Corporation Law does not provide for dissenter's rights for the actions to be taken by written consent in lieu of a special meeting.

Approval of Asset Sale to Saddington

Sale of Assets

As previously reported in Form 8-K filed on November 17, 2008, on November 3, 2008, the Company entered into an Asset Sale Agreement (the “Asset Agreement”) which contemplated the sale and transfer to Saddington Limited of all or substantially all of the assets of the Company, including:

•
The Company’s interest in the contract with the State General Administration for Quality Supervision, Inspection and Quarantine of the People's Republic of China (“AQSIQ”) for implementation of a program of authentication and tracking of propane gas tanks in the People’s Republic of China (the “AQSIQ Chinese National Gas Tank Contract”.  The AQSIQ Chinese National Gas Tank Contract is described in, among other filings, the Company’s Forms 10-Q filed November 14, 2007, February 14, 2008, and May 20, 2008 and Form 10-K/A filed October 15, 2008.

•
The Company’s interest in: (i) the product authentication technology referred to as Synthetic DNA, SDNA, and KMACK; (ii) any and all technologies related to the Company’s projects in China and other parts of Asia, including, but not limited to, the AQSIQ Chinese National Gas Tank Contract, (iii) the technologies described in the patent applications described Exhibit 6 to the Asset Agreement, and (iv) all trademarks, patents, marks and logos (whether registered or not) held or applied by the Company; and

•	The Company’s interest in its affiliates in Hong Kong and Beijing.

The consideration to be paid by Saddington for the assets it acquires pursuant to the Asset Agreement consists of:

•	Assumption of the Company’s obligations and liabilities under the AQSIQ Chinese National Gas Tank Contract;

•
$2.5 Million in cash at or before closing, allocated as follows: $1.75 Million towards the AQSIQ Chinese National Gas Contract; $250,000 towards rent, wages and other expenses for TPID Beijing, and $500,000 towards accounting, auditing and other expenses for TPID.

•	participation in the proceeds of the AQSIQ Chinese National Gas Tank Contract as follows –

o
Five percent (5%) of Saddington’s Net Operating Profit Before Taxes (“NOPBT”) for the first thirty (30) months beginning with the month of first revenue receipts.  NOPBT is defined as the total amount of Saddington’s operating revenues less the operating expenses including costs of goods or technology supplied and share costs of distribution and selling and administrative expenses and headquarters expenses of Saddington and prior to applying taxes, as adjusted for interest expense on the present value of operating leases but excluding interest expense or income on debt and cash.

o
Five percent (5%) of the Gross Receipts for the duration of the unexpired sixty (60) month term of the AQSIQ Chinese National Gas Tank Contract.  Gross Receipts is defined as the total amount of funds actually received and collected by Saddington and its respective affiliates from sales of product or service utilizing the Subject Technology, as further defined in the Asset Agreement.

•	participation in the proceeds (under the formulas applicable to the AQSIQ) from:

o
the Chinese National Car and Motorcycle Part Contract with the China Federation of Industry and Commerce Auto & Motorbike Parts articles for Use Chamber of Commerce (as reported in TPID’s press release on Business Wire on October 24, 2006),

o	the Chinese Painting and Calligraphy Contract with the Beijing & Calligraphy Collector Association (as reported in TPID’s press release on Business Wire on March 8, 2007 and November 16, 2007), and

o	the Chinese Pharmaceutical Contract with Helida (Xinyang) Pharmaceuticals Co., Ltd.

•
A License Agreement (the “License Agreement”), granting the Company the exclusive right (exclusive even to Saddington) to market and distribute the technology perfected by Saddington in the course of the AQSIQ Chinese National Gas Tank Contract for the United States, Europe, and other parts of the world outside Asia.  Under the License Agreement,

o	the Company has to exclusive right to market and distribute the perfected technology in the United States on a royalty-free basis for a term of five years.

o
For Europe and other parts of the world outside Asia, and for the United States after the initial five year term, the Company’s exclusive distribution rights are subject to the same revenue sharing arrangement which Saddington has given to TPID for the AQSIQ Chinese National Gas Tank Contract and other Chinese contracts.

Effect of the Saddington Agreements

Under the Saddington Agreements, Saddington will provide all of the funding needed to immediately roll out the AQSIQ Chinese National Gas Tank Contract.  Upon meeting Saddington representatives, the Chinese Government AQSIQ, which had waited for funding from TPID for the Chinese National Gas Tank Project for over a year, has authorized the immediate rollout of the AQSIQ Chinese National Gas Tank Contract for all 23 provinces, 4 municipalities, and 5 autonomous regions in China.  Previously, the initial rollout of the AQSIQ Chinese National Gas Tank Project was planned for six provinces.

AQSIQ has also advised Saddington that Saddington should immediately commence the preparations needed to roll out a commensurate Chinese national campaign for elevator parts, which revenues are expected to be comparable to those for the Chinese National Gas Tank Project.  Without immediate funding, the AQSIQ Chinese National Gas Tank Contract would have been lost.  (See further discussion in the Company’s Form 10-K for the year ending June 30, 2008, under “Funding Initiatives in 2008”).

In addition to the $2.5 Million funding to be delivered before or at closing, Saddington has secured and will additionally infuse funding sufficient for the AQSIQ Chinese National Gas Tank Contract in the first twelve months of rollout, required for project implementation costs. In addition to meeting AQSIQ requirements, Saddington has also commenced supply agreement negotiations with various suppliers for marking equipment, scanners, identity coding and data cards and is  working to place orders with each  supplier and start production within the next few weeks to immediately commence rollout of the AQSIQ Chinese National Gas Tank Project.

Meanwhile, full rights to exploitation of TPID’s technology in the world outside Asia are retained by TPID through the License Agreement, and revenue sharing from the AQSIQ Chinese National Gas Tank Contract and Asian Contracts will support TPID’s organic growth and profitability -- TPID’s 5% revenue share from the AQSIQ Chinese National Gas Tank Contract alone is conservatively estimated to be at least $15 Million per year.

About Saddington

In addition to the necessary funding, Saddington and its affiliates bring the management, operational and technical expertise, manufacturing facilities, related technology, and other resources needed to immediately rollout the AQSIQ Gas Tank Contract and other Chinese contracts.  Saddington and its affiliates already operate in the anti-counterfeiting/ biometric/security arena.  They have developed and marketed their own advanced mobile scanner, biometric, and security technology.  They have access to facilities in China which can manufacture the scanners, identity coding and data cards and other items needed to immediately rollout the AQSIQ Gas Tank Contract.

Saddington and its affiliates have developed relationships, and worked on projects, with the Chinese Government and other governments in Southeast Asia.  In addition to their own funds, the Company believes that Saddington has significant relationships, and has worked on projects, with prominent funders in Asia and elsewhere.  The Company believes that Saddington brings experience in project management and implementation, product development, corporate and institutional banking and finance and debt and equity capital markets.

Status of the Saddington Agreements

Since the execution of the Asset Agreement on November 3, 2008, Saddington has conducted due diligence, with the support of the Company, as necessary for the closing and has extended certain short-term credit to the Company and TPID Beijing to fund ongoing operations.  Saddington has informed the Company that it desires to close the transactions contemplated by the Asset Agreement as soon as practicable after the filing of this Information Statement.

Approvals required for Asset Sale

Under Section 271 of the Delaware General Corporation Law, the holders of a majority of the voting power of the Company must approve the sale of assets to Saddington.  The holders of a majority of the voting power of the Company have executed a written consent  in lieu of a special meeting approving the asset sale to Saddington. The written consent is effective 20 days after the filing of this definitive information statement.  The Company anticipates the consent action will be effective on or about June 29, 2009, and intends to consummate the transactions contemplated by the Asset Agreement as soon thereafter as practicable.

Beneficial Ownership of Principal Stockholders, Directors, and Management

The table below shows the amount and class of stock of the Company beneficially owned as of June 3, 2009 by each of our directors and executive officers, each person whom we believe beneficially owns more than 5% of our outstanding voting stock; and all executive officers and directors as a group.  In accordance with the rules of the Securities and Exchange Commission, beneficial ownership as disclosed in the table below includes shares currently owned as well as shares which the named person has the right to acquire beneficial ownership of within 60 days, through the exercise of options.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Stock	Percentage of Votes
James MacKay (3) Unit 301 3/F Dannies 20 Luard Road Wan Chai Hong Kong	20,406,006	96.35%
Michael J. Antonoplos (1) (2) 1615 Walnut Street, 3rd Floor, Philadelphia, PA 19103	800,000	-%
All of our directors and officers as a group including those named above (1 person)	800,000	-%

(1)	Director

(2)	Officer

(3)
Includes 19,406,006 shares of Common Stock registered in the name of Sino Fortune Asia Limited and 1,000,000 shares of Series B Preferred Stock registered in the name of James MacKay.  Each share of Series B Preferred Stock is convertible into one share of Common Stock at the option of the holder, and is entitled to 1,000 votes per share.  Common stock and preferred stock vote together as a single class on all matters submitted to a stockholder vote.

Other Matters

No matters other than those discussed in this Information Statement are contained in the written consent signed by the holders of a majority of the voting power of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael J. Antonoplos Michael J. Antonoplos, Secretary